EXHIBIT A

FIRST FINANCIAL HOLDINGS, INC.

2004 Outside Directors Stock Options-for-Fees Plan

1.   Purpose of Plan. The purpose of the Plan is to provide non-employee directors of the Corporation and its Affiliates with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Affiliates, to join the interests of non-employee directors with the interests of the stockholders of the Corporation, and to facilitate attracting and retaining non-employee directors of exceptional ability.

2.   Definitions. As used herein, the following definitions shall apply:

     "Affiliate" shall mean any corporation in which the Corporation or an Affiliate owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

     "Affiliate Board" shall mean the board of directors of an Affiliate.

     "Board of Directors" shall mean the board of directors of the Corporation.

     "Committee" shall mean a committee of the Board of Directors designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "Non-Employee Director" within the meaning of Rule 16b-3.

     "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

     "Corporation" shall mean First Financial Holdings, Inc., a Delaware corporation, or any successor thereof.

     "Designated Director Fees" shall mean the portion of a Participant's Total Director Fees which shall be represented by grants of Nonqualified Options pursuant to this Plan in lieu of cash payments to such Participant, as specified by a Participant in a Director Notice.

     "Director Notice" shall mean an irrevocable written notice delivered by a Participant to the Corporation prior to October 1 of any year, to be effective for such fiscal year or years as are specified in such notice.

     "Fair Market Value" shall mean, as of any date, the closing price of the Corporation's Common Stock on the Nasdaq National Market System. If the Common Stock is not traded on a national securities exchange or quoted in the Nasdaq Stock Market, and there are not at least two brokerage companies reporting a bid price per share on the Option Grant Date, then the Fair Market Value shall be that value determined in good faith by the Committee in such manner as it deems appropriate.

     "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     "Participant" shall mean each member of the Board of Directors or an Affiliate Board (including a director emeritus or an advisory board member) who is not an employee of the Corporation or of any Affiliate.

     "Plan" shall mean this First Financial Holdings, Inc. 2004 Outside Directors Stock Options-for-Fees Plan.

     "Option Grant Date" shall mean October 1 of each year or the trading day next following October 1 if the Nasdaq National Market System is closed on October 1.

     "Option Price" shall mean the price at which a Nonqualified Option may be exercised which shall equal 75 percent of Fair Market Value on the Option Grant Date of such Nonqualified Option.

     "Total Director Fees" shall mean the maximum amount of director fees (including all fees receivable for attendance at Board of Directors or Affiliate Board meetings, and service on any committee of the Board of Directors or an Affiliate Board) payable to a Participant during a fiscal year. "Total Director Fees" shall be limited to fees that are not contingent upon a director emeritus' attendance at a meeting of the Board or an Affiliate Board.

3.   Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

4.   Annual Grants. On October 1 of each year following the effective date of the Plan, each Participant shall receive a Nonqualified Option covering that whole number of shares of the Corporation's Common Stock as is closest to the quotient of (i) the Designated Director Fees, as set forth in the Participant's Director Notice in effect for such year, divided by (ii) the difference between Fair Market Value and Option Price, as set forth in the Participant's Director Notice in effect for such year. The option exercise price for each such Nonqualified Option shall be the Option Price. Each Participant's director fees to be received in cash for any year shall be reduced by the Designated Director Fees as set forth in the Participant's Director Notice in effect for such year.

     In the event that Total Director Fees are increased or decreased during any period of October 1 - September 30 that is covered by a Director Notice (where such increase or decrease is generally applicable to all members of the Board, an Affiliate Board or a committee), the number of Nonqualified Options awarded to a Participant pursuant to this Section and the election set forth in his Director Notice shall be adjusted proportionately to reflect the percentage increase or decrease in Total Director Fees.

5.   Indemnification of Committee Members. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith;

provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

6.    Maximum Number of Shares Subject to Plan. The maximum number of shares with respect to which stock options may be granted under the Plan shall be 200,000 shares in the aggregate of Common Stock of the Corporation, which may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Corporation. If a stock option expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination shall again become available for the grant of stock options under the Plan, unless the Plan shall have been terminated.

      The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalization, mergers, consolidations or reorganizations of or by the Corporation. Provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option.

7.   Written Agreement. Each stock option shall be evidenced by a written agreement and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

8.   Payment of Stock Option Price. To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. In the discretion of and subject to such conditions as may be established by the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a Fair Market Value on the date of exercise equal to the option price of the number of shares with respect to which the participant exercises the stock option. No Participant shall have any of the rights of a stockholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 6.

9.    Exercise of Stock Options. A Participant may exercise a stock option, in whole or in part, by delivery to the Corporation of a written notice of the exercise, in such form as the Committee may prescribe, accompanied by (i) full payment for the shares with respect to which the stock option is exercised, in cash or, in the sole discretion of the Committee, in Common Stock of the Corporation, or (ii) in the sole discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Successive stock options may be granted to the Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

10.    Transferability of Stock Options. Except as provided herein, no stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options shall be exercisable, during the lifetime of the Participant, only by the Participant. The Committee shall have discretionary authority to permit the transfer of any stock option granted under the Plan to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred stock option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the stock option on such date had the stock option not been transferred. Any transferred stock options shall remain subject to the terms and conditions of the Plan. For purposes of this Section 10, "immediate family" shall mean the Participant's spouse, children and grandchildren.

11.    Term of Stock Options. If not sooner terminated, each stock option granted hereunder shall expire upon the earlier to occur of the date ten (10) years from Option Grant Date or the date two (2) years following the date upon which the Participant ceases to be a member of the Board of Directors or an Affiliate Board. Notwithstanding the foregoing, all outstanding options held by a Participant shall expire immediately upon the Participant's termination for cause (as defined in 12 C.F.R. Section 563.39(b)(1)).

12.    Investment Purpose. If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain either the Corporation's approval or a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

13.    No Right to Continued Service as a Director. Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of service as a director of the Corporation or an Affiliate nor interfere in any way with the right of the Corporation, any Affiliate, or their stockholders to terminate such Participant's service as a director at any time.

14.   Withholding Payments. If upon the exercise of an option there shall be payable by the Corporation any amount for income tax withholding, then in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock to be paid to the Participant or the Participant shall pay such amount to the Corporation to reimburse it for such income tax withholding. The Committee may, in its sole discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable upon exercise of a stock option appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option, to reimburse the Corporation for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

15.    Effectiveness of Plan. The Plan shall be effective October 1, 2004, provided that the stockholders of the Corporation approve the Plan no later than the date of the next annual meeting of stockholders after its adoption by the Board of Directors. Stock options may be granted prior to stockholder approval of the Plan, but all such stock option grants shall be subject to stockholder approval of the Plan. No stock option may be exercised prior to stockholder approval. If the stockholders of the Corporation do not approve the Plan within 12 months of its adoption by the Board of Directors, each Participant shall be entitled to receive in cash all designated Director Fees applied toward the grant of Nonqualified Options hereunder to such date 12 months after the adoption of the Plan by the Board of Directors.

16.  Termination, Duration, and Amendments of Plan.

       (a) The Plan may be terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options may be granted thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination.

       (b) For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 6), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the stockholders of the Corporation; (ii) change the formula for determining the number of shares to be subject to Nonqualified Stock Options within six months of such a prior change (other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder); or (iii) change the option price (except as contemplated by Paragraph 6); or (iv) alter or impair any stock option which shall have been previously granted under the Plan, without the consent of the holder thereof.